Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y.  10016

January 21, 2009

Contact:

Michael Shaffer

Executive Vice President

& Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION ANNOUNCES

COST SAVINGS ACTIONS IN RESPONSE TO ECONOMIC DOWNTURN

AND UPDATES 2008 GUIDANCE

NEW YORK, NY ─ Phillips-Van Heusen Corporation (NYSE:  PVH) announced today that it has initiated a series of actions to respond to the current economic conditions by restructuring certain of its operations and implementing a number of other cost reduction efforts. The actions being taken are projected to result in annualized pre-tax savings of approximately $40 million.  The Company will incur a charge of approximately $55 million after-tax, or approximately $1.05 per share, of which $50 million, or $0.96 per share will be incurred in the fourth quarter of 2008 with the balance in 2009. On a pre-tax basis, the total charge is approximately $85 million, of which approximately $60 million covers non-cash items, primarily the write-off of retail store fixed assets, and $25 million represents cash expenses principally related to severance and lease terminations.

The restructuring initiatives include the decision to downsize the Company’s retail operations, resulting in impairment charges for approximately 175 stores.  Other actions include the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity as well as other initiatives to reduce travel, payroll, marketing and administrative expenses.

In connection with these actions, approximately 250 salaried positions, representing over 10% of the Company’s salaried workforce, and approximately 150 hourly neckwear manufacturing positions have been eliminated.  The salaried position reductions are principally at corporate headquarter locations in New York City and Bridgewater, New Jersey and the manufacturing position reductions are in Los Angeles, California.   There will also be a number of store associates impacted as the impaired stores close over an expected two to three year time frame.

2008 Guidance

The Company is also updating its earnings guidance for the fourth quarter and year ending February 1, 2009.  Given the difficult Christmas and post-Christmas retail environment, the Company currently expects earnings per share on a non-GAAP basis to be between $0.25 and $0.30 for the fourth quarter and $2.90 and $2.95 for the full year 2008.  These estimates exclude both the restructuring charges outlined above, as well as the previously announced costs associated with the shutdown of the Company’s Geoffrey Beene outlet retail division.  On a GAAP basis, the Company is estimating a loss per share of between $0.74 and $0.79 for the fourth quarter and earnings per share of between $1.69 and $1.74 for the year.   (Please see GAAP to non-GAAP reconciliation later in this release.)  As previously announced, the Company intends to give 2009 guidance in conjunction with its fourth quarter earnings release in March.

Revenue for the fourth quarter is projected to be between $585 million and $590 million, relatively flat with last year, with full year revenue estimated at $2.5 billion.  Comparable store sales for the fourth quarter have been revised and are now estimated to be down between 8% to 10% versus the prior guidance of down 8% to 13%.  Calvin Klein royalty revenue for the fourth quarter is projected to be relatively flat to the prior year, in line with prior guidance, as revenue growth in local currency will be offset by the negative effect of foreign exchange.  Wholesale revenue is expected to be up slightly to last year, but will fall short of previous estimates, reflecting the sluggish sales environment during the fourth quarter.

The Company expects to end the year with a strong balance sheet, with an estimated $320 million to $325 million in cash, after making a voluntary pension contribution of approximately $25 million.  Additionally, there are no debt maturities until 2011 and significant availability under its revolving credit facility, which is in place until mid-2012.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to realize revenue growth from developing and growing Calvin Klein; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.
The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.

Reconciliations of GAAP to non-GAAP 2008 Estimates

The Company believes presenting its estimated 2008 results excluding the cost saving initiatives announced in this release and the operating results and exit costs associated with its Geoffrey Beene outlet retail division, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company has provided the reconciliations set forth below to present its estimates of earnings per share on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s earnings per share excluding these amounts is also the basis for certain incentive compensation calculations.

2008 Full Year Earnings Per Share

GAAP earnings per share estimated range	$1.69 - $1.74

Estimated per share impact of restructuring initiatives
(pre-tax charges of approximately $80 million, or $50 million after-tax)	$0.96

Estimated per share impact of operating results and exit costs associated with Geoffrey Beene outlet retail division
(pre-tax charges of approximately $20 million, or $13 million after-tax)	$0.25

Estimated earnings per share range excluding restructuring initiatives
and Geoffrey Beene operating results and exit costs	$2.90 - $2.95

2008 Fourth Quarter Earnings Per Share

GAAP loss per share estimated range	$(0.79) - $(0.74)

Estimated per share impact of restructuring initiatives
(pre-tax charges of approximately $80 million, or $50 million after-tax)	$0.96

Estimated per share impact of operating results and exit costs associated with Geoffrey Beene outlet retail division
(pre-tax charges of approximately $6 million, or $4 million after-tax)	$0.08

Estimated earnings per share range excluding restructuring initiatives
and Geoffrey Beene operating results and exit costs	$0.25 - $0.30